UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 19, 2012


                               LITHIUM CORPORATION
             (Exact name of registrant as specified in its charter)

           Nevada                      000-54332                  98-0530295
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

 113800 S. Virginia St. #2011, Reno, NV                            89511
(Address of principal executive offices)                         (Zip Code)

                                 (775) 410-5287
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

Effective December 19, 2012, Stephen Goss resigned as a director of our company and James Brown was appointed a director of our company. Mr. Goss' resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

JAMES BROWN

Mr. Brown is a mining engineer with more than 25 years' experience in the coal mining and exploration industry in Australia and Indonesia, including 22 years at Australian based coal producer New Hope Corporation. During this time he has held positions from front line mine planning and supervision, land acquisition, government approvals and mine and business development. Mr. Brown is also the Managing Director of Altura Mining Limited (ASX: AJM) an Australian listed company focused on coal, lithium and iron ore exploration. Since his appointment as General Manager in 2008 and subsequently Managing Director of Altura in September 2010 Mr. Brown has overseen the growth of Altura from $10 million to $80 million in market capitalisation via successful capital raisings and acquisition of near term production projects such as Tabalong Coal (Indonesia), Altura Lithium (Western Australia) and Mt Webber Iron Ore (Western Australia). James is a member of the Australian Institute of Company Directors (MAICD).

Our board of directors now consists of Tom Lewis, John Hiner and James Brown. There have been no transactions between the Company and James Brown since our last fiscal year which would be required to be reported herein.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM CORPORATION


/s/ Tom Lewis
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Tom Lewis
President and Director
Date: January 7, 2013

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